Exhibit 3.1

                                    AGREEMENT

                                     between

                        (1) OMNINET INTERNATIONAL LIMITED

                                       and

                         (2) NICHOLAS BOAKES AND OTHERS

                                                                            1998

                    Re. Ordinary Shares in Colloquium Limited

                                Holmes Mackillop
                                   Solicitors
                                     GLASGOW
                                   FAS - 2844




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                                                MINUTE OF AGREEMENT

                                                between

                                                OMNINET INTERNATIONAL LIMITED, a
                                                Company incorporated under the
                                                laws of Bermuda and having its
                                                Registered Office at Bermuda
                                                Commercial Bank Building, 44
                                                Church Street, Hamilton, HM12,
                                                Bermuda, P. O. Box HM 1223,
                                                Hamilton HM FX, Bermuda
                                                (hereinafter referred to as "the
                                                Company")

                                                and

                                                NICHOLAS BOAKES AND OTHERS whose
                                                names and addresses are set out
                                                in the Schedule hereto, who
                                                together hold the total issued
                                                Ordinary share capital of
                                                COLLOQUIUM LIMITED, incorporated
                                                under the Companies Act 1985 in
                                                Scotland (Company Number 142248)
                                                and having its Registered Office
                                                at 101 Abercorn Street, Paisley,
                                                PA3 4AT, Scotland (who together
                                                are referred to as "the
                                                Shareholders of Colloquium
                                                Limited")

WHEREAS the Company and the Shareholders of Colloquium Limited have reached agreement for the purchase by the Company of the entire issued Ordinary share capital of Colloquium Limited on a share for share exchange as hereinafter set forth AND WHEREAS the Directors and Shareholders of the Company have complied in full with all laws, statutes or regulations under the laws of Bermuda and in accordance with the terms and provisions of the Articles of Association of the Company (including without prejudice to the foregoing generality, any laws or regulations regarding the declaration of interest by Directors of the Company and the necessary approval of all shareholders of



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the Company to the purchase of the entire Ordinary issued share capital of
Colloquium Limited on the basis hereinafter set forth and the approval by the Directors and the shareholders of the Company of the allotment or issue of shares in the Company to the Shareholders of Colloquium Limited)

NOW THEREFORE the Company and the Shareholders of Colloquium Limited HAVE AGREED and DO HEREBY AGREE as follows:-

(One) The Company shall with effect from the Twenty seventh day of May 1998 notwithstanding the date or dates hereof purchase the entire Ordinary issued share capital of Colloquium Limited from the Shareholders of Colloquium Limited by the issue of 1,000,000 new shares of $0.001 each in the share capital of the Company to be issued pro rata to the Shareholders in Colloquium Limited on the basis of 3.7530127 shares of par value $0.001 in the share capital of the Company for each Ordinary Share of Pound Sterling 1 each fully paid in the capital of Colloquium Limited.

(Two) The purchase of the entire Ordinary issued share capital of Colloquium Limited from the Shareholders of Colloquium Limited shall be completed on June 1998 at the Registered Office of Colloquium Limited at which time duly completed and executed Share Certificates in the Company shall be delivered to the Shareholders of Colloquium Limited in exchange for duly executed Stock Transfer Forms and the relevant Share Certificates in Colloquium Limited.

(Three) The Shareholders in Colloquium Limited warrant that the Ordinary Shares in the share capital of Colloquium Limited held by them are held



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          free from all liens, charges, encumbrances, equities and claims whatsoever and together with all rights now or hereafter attaching to them.

(Four) The Company shall not be obliged to complete the purchase of any of the Ordinary Shares of Pound Sterling each in the share capital of Colloquium Limited unless the purchase of all of the Ordinary Shares is completed simultaneously.

(Five) The Company warrants that the Company has not traded in Bermuda or elsewhere and that its shares are not the subject of any security or any charge, lien or incumbrance.

(Six) This Agreement shall be governed and construed in all respects by the Law of Scotland and the parties hereto irrevocably submit themselves to the nonexclusive jurisdiction of the Scottish courts.

          IN WITNESS WHEREOF



Witness                                 June 23, 1998

/s/ Ruth Turley                         /s/ Eric F. Kohn
------------------------                ---------------------------
Ruth Turley                             Eric F. Kohn
                                        for Omninet International Limited

/s/ C. D. Ford                          /s/ Brian McMillan
------------------------                ---------------------------
C. D. Ford                              Brian McMillan
                                        for Colloquium Limited



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                                    SCHEDULE


Mr. Nicholas Boakes                             Mr. Brian McMillan
42a Warlock Avenue                              7 Steeple Square
London                                          Kilbarchan
W9 2PT                                          Renfrewshire
                                                PA1O 2JD

Coastline Inv SA                                Pyman Bell (Holdings) Limited
Case Postale 6-1014                             Fifth Floor, Hays Gate House
Calle 53 Estetorre                              27/33 Uxbridge Road
Swiss Bank Building                             Uxbridge
2 Piso                                          UB4 OJN
El Dorado
Panama City

Mr. Michael Coggins                             Mr. Nigel Reese
Interne Prolink S.A.                            48 Dalkeith Grove
ICC Building                                    Stanmore
Case Postale 1863                               Middlesex
CH-1215 Geneva 15                               HA7 4SF
Switzerland

Mr. Eric F Kohn TD                              Mr. Christopher Tilley
Carabot CH-1213                                 15 Chemin de la Praly
Onex/Geneva                                     Case Postale 139
Switzerland                                     CH-1222 Vesenaz
                                                Switzerland

London & Edinburgh Publishing Plc               Mr. Mark Tolner
Suffolk House                                   Manor Heights
Whitfield Place                                 Manor Close, Penn
London                                          Bucks
W1P 5SF                                         HP10 8HZ

Sir Ian MacGregor (Deceased)                    Mr. Andrew Dunlop
21 Mt Windham Drive                             166 Garscadden Road
Hamilton CRO4                                   Glasgow G15 8SY
Bermuda

                                                Valor Invest SA
                                                29 Quai des Bergues
                                                Ch-1201 Geneva
                                                Switzerland




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